UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 22, 2015

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                    000-54231                27-4336843
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 (State or other jurisdiction    (Commission File No.)      (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

     Previously the Company entered into an agreement to purchase a 52.6 acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center "MMCC". Plans for the MMCC may include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

     On November 6, 2015 the Company filed a Site Plan Application with the Town of Freeown Planning Board.

     On December 8, 2015, The Town of Freetown Planning Board unanimously approved the Company's site plan application for the MMCC. The site plan application requested 977,000 square feet of infrastructure for medical marijuana cultivation, processing, testing and associated administration in
Freetown's   Industrial  Park.  The  Company's   ability  to  proceed  with  the
development of the MMCC is contingent upon the Company's receipt of DPH Approval, as defined in Item 1.01 below.

Item 1.01.  Entry Into a Material Definitive Agreement

     Previously the Company entered into an agreement to purchase a 52.6 acre parcel of undeveloped land in Freetown, Massachusetts. The property is located approximately 47 miles southeast of Boston. The Company plans to develop the property as the Massachusetts Medical Cannabis Center "MMCC". Plans for the MMCC may include the construction of sustainable greenhouse cultivation, processing, and infused product facilities that will be leased or sold to Registered Marijuana Dispensaries under the Massachusetts Medical Marijuana Program.

     The Company paid the seller $100,000 upon the signing of the agreement which amount will be applied toward the purchase price of $4,000,000 at the closing. Pursuant to the original agreement the closing was to take place on or before June 1, 2015. On May 6, 2015, to address site considerations before finalizing the planned development, the agreement was amended to extend the closing date to September 1, 2015. On August 27, 2015, after addressing the site considerations, the agreement was amended to extend the closing date to October 30, 2015 to provide additional time for permitting. In connection with this amendment, the Company paid the seller an additional $100,000. On October 23, 2015, the Company made an additional payment of $100,000 to extend the closing date to December 29, 2015. These payments of $300,000 will be applied to the purchase price.

     On December 22, 2015 the Company and the seller amended the agreement to extend the closing date to the earlier of 5 business days following the Company's receipt of the DPH Approval (as defined below), or February 29, 2016.

     "DPH Approval" means the approvals by the Department of Public Health for the Commonwealth of Massachusetts of the Company's consulting agreement, development agreement and lease agreement relating to the MMCC.

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

     As consideration for the extension of the closing date, the Company agreed to increase the purchase price for the property to $4,100,000 and paid the seller $100,000, which will be applied to the purchase price if the closing occurs.

Item 9.01.  Financial Statements and Exhibits

Number      Description
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10.4        Sixth Amendment to Purchase and Sale Agreement












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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2015
                                      AMERICANN, INC.


                                      By: /s/ Timothy Keogh
                                          ------------------------------
                                          Timothy Keogh, Chief Executive
                                          Officer